Exhibit 2.1

       CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                     (After Issuance of Stock)

                 JETTSON REALTY DEVELOPMENT, INC.



We the undersigned David Jett and Ronald Thomas of Jettson Realty Development, Inc., do hereby certify:


That the Board of Directors of said corporation at a meeting duly convened, held on the 1st day of July 1996, adopted a resolution to amend the original Articles as follows:

ARTICLE 1 IS HEREBY AMENDED TO READ AS FOLLOWS:

The Name of the Corporation shall be:  INNOVACOM, INC.


The number of shares of the Corporation outstanding and entitled to vote on a amendment to the Articles of Incorporation is 431.035 that the said change and amendments have been consented to and approved by a majority vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   DAVID JETT
                                   David Jett, President


                                   RONALD THOMAS
                                   Ronald Thomas, Secretary



State of Nevada     )
                    )  SS.
County of Clark     )

On 7/9/1996, personally appeared before me, a Notary Public, Ronald Thomas and David Jett, who acknowledged that they executed the above instrument.

HERBERT F. HALL
Signature of Notary

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          THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED
        ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION



                                             (Corporation No.)


1.   Name of Corporation:  Jettson Realty Development, Inc.

2.   Date of adoption of Amended and Restated Articles:  July 1, 1996

3. If the Articles were amended, please indicate what change have been made:

     (a)  Was there a name change?  Yes [X]  No [ ]  if  yes,  what  is the new name?
     (b) Did you change the resident agent? Yes [ ] No [ ] if yes, please indicate the new resident agent and address.
     (c) Did you change the purpose Yes [ ] No [X]. Did you add Banking? [ ] Gaming? [ ] Insurance? [ ] None of these [ ]
     (d) Did you change the Capital Stock? Yes [ ] No [ ] If yes, indicate the changes?
     (e) Did you change the directors? Yes [ ] No [X]. If yes, indicate the change:
     (f)  Did you add the directors liability provisions?  Yes [ ]  No [ ]
     (g) Did you change the period of existence? Yes [ ] No [X] if yes, what is the new existence?
     (h) If none of the above apply and you have amended or modified the articles, how did you change your Articles?


                              By:  RONALD THOMAS
                                   RONALD THOMAS, SECRETARY

Dated this 1st day of July, 1996.

State of Nevada     )
                    )    SS.
County of Clark     )

     The undersigned Notary Public certified, deposed and states that Ronald Thomas personally appeared before me and executed the foregoing on behalf of the Corporation this 9th day of July 1996.

                              HERBERT F. HALL
                              Notary Public

                          STATE OF NEVADA
                        SECRETARY OF STATE


                   CERTIFICATE OF REINSTATEMENT


     I, DEAN HELLER, the duly elected Secretary of State of the State of Nevada, do hereby certify that JETTSON REALTY DEVELOPMENT, INC., a corporation formed under the laws of the State of NEVADA, having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes, as amended, for the years and in the amounts as follows:

     1994-95 LIST OF OFFICERS AND PENALTY./.....$100
     1995-95 LIST OF OFFICERS                   $85
     REINSTATEMENT FEE                          $50



and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this TWENTY-NINTH day of SEPTEMBER, A.D., 1995

                              SIGNED
                              Secretary of State

                              By   SIGNED
                              Deputy

                     CERTIFICATE OF AMENDMENT
                   OF ARTICLES OF INCORPORATION


Jettson Realty Development, Inc.
NAME OF CORPORATION

The undersigned, David S. Jett, President and Secretary of JETTSON REALTY DEVELOPMENT, INC. DO HEREBY CERTIFY:


     That the Board of Directors of said corporation at a meeting fully convened and held on the 17th day of June, 1995, adopted a resolution to amend the original articles as follows:

     Article IV is hereby amended to read as follows:

     The amount of total authorized capital stock of this corporation is FIFTY MILLION (50,000,000) shares of common stock having a par value of ONE MIL $.001) per share; The percent 13,250 shares of issue and outstanding be forward split 200 for one, making a total of 2,650,000 Two Million Six Hundred Fifty thousand shares issued and outstanding. The 2,650,000 shares issued and outstanding are included in the total of the 50,000,000 authorized capital common shares, at a par of .001 per share.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 13,250; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   DAVID JETT
                                   President or Vice President


                                   DAVID JETT
                                   Secretary or Assistant Secretary


State of Nevada     )
                    )  SS.
County of Clark     )

     On June 17, 1995, personally appeared before me, a Notary Public, David S. Jett, who acknowledged that they executed the above instrument.

                                   G.A. NOBIL
                                   Signature of Notary

                     ARTICLES OF INCORPORATION
                                OF
                 JETTSON REALTY DEVELOPMENT, INC.


WE, THE UNDERSIGNED, HAVING ASSOCIATED OURSELVES TOGETHER FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE GENERAL CORPORATION LAWS OF THE STATE OF NEVADA, DO HEREBY CERTIFY:

                                 I

THE NAME OF THE CORPORATION IS:  JETTSON REALTY DEVELOPMENT, INC.

                                II

THE PRINCIPAL OFFICE OR PLACE OF BUSINESS OF THIS CORPORATION IS:

              3631 SENECA LANE, LAS VEGAS, NV  89104

THIS CORPORATION MAY HAVE OTHER OFFICES AT OTHER PLACES AS THE BOARD OF DIRECTORS SHALL DESIGNATE AND AS THE BUSINESS OF THE CORPORATION MAY REQUIRE.

                                III

THIS CORPORATION IS ORGANIZED FOR THE OBJECT AND PURPOSES OF ENGAGING IN EVERY LAWFUL ACTIVITY SUBJECT TO EXPRESSED LIMITATIONS.

                                IV

THE AMOUNT OF TOTAL AUTHORIZED CAPITAL STOCK OF THIS CORPORATION IS TWENTY FIVE THOUSAND (25,000) SHARES OF COMMON STOCK HAVING A PAR VALUE OF ONE DOLLAR ($1.00) PER SHARE, SAID STOCK BEING NON-ASSESSABLE.

HOLDERS OF THIS STOCK SHALL BE ENTITLED TO VOTE AT ALL CORPORATE ELECTIONS AND MAY CAST ONE VOTE FOR EACH SHARE HELD IN THEIR NAME.

                                 V

THE MEMBERS OF THE GOVERNING BOARD OF THIS CORPORATION ARE DIRECTORS AND THERE ARE ONE (1) IN NUMBER AND THE NAMES AND POST OFFICE ADDRESS OF THE FIRST BOARD OF DIRECTORS ARE AS FOLLOWS:

     NAME                     ADDRESS

DAVID S. JETT       3631 SENECA LANE, LAS VEGAS, NV  89104

THE NUMBER OF THE BOARD OF DIRECTORS MAY, FROM TIME TO TIME, BE INCREASED (BUT NEVER LESS THAN ONE (1), IN THE MANNER PROVIDED FOR BY SECTION 33 OF THE GENERAL CORPORATION LAW.

                                VI

THE BOARD OF DIRECTORS SHALL HAVE THE POWER AND AUTHORITY TO ISSUE CAPITAL STOCK IN PAYMENT FOR OR IN EXCHANGE FOR MONEY, SERVICES, OR OTHER ASSETS.

                                VII

THE NAMES AND POST OFFICE ADDRESS OF EACH OF THE INCORPORATORS SIGNING THESE ARTICLES OF INCORPORATION ARE AS FOLLOWS:

     NAME                     ADDRESS

DAVID S. JETT       3631 SENECA LANE, LAS VEGAS, NV  89104

                               VIII

THE DURATION OF THE EXISTENCE OF THIS CORPORATION IS PERPETUAL.

                                IX

AS FULLY AS POSSIBLE UNDER THE LAWS OF THE STATE OF NEVADA AS THEY NOW EXIST AND THEY MAY FROM TIME TO TIME BE REVISED, THE CORPORATION INTENDS THAT ITS DIRECTORS BE PROTECTED FROM LEGAL ACTION BY STOCKHOLDERS OR OTHER PERSONS (NATURAL OR OTHERWISE) ON ACCOUNT OF SERVICE AS DIRECTORS OF THE CORPORATION. A DIRECTOR SHALL NOT BE LIABLE FOR DAMAGES FOR ACTIONS OF THE CORPORATION TO STOCKHOLDERS OR TO ANY OTHER PERSON (NATURAL OR OTHERWISE) UNLESS SUCH DIRECTOR ENGAGED IN PERSONAL FRAUD DIRECTLY AFFECTING SUCH ACTION OR ACTIONS OF THE CORPORATION.

IN WITNESS WHEREOF, WE HAVE HEREUNTO SUBSCRIBED OUR NAMES THIS 11TH DAY OF MAY, 1990.

                         (Signature)  DAVID S. JETT
                                      DAVID S. JETT

State of California      On this 11th day of May, 1990, before me,
County of Los Angeles    Clovette  W.  Coulter,   the   undersigned  Notary
                         Public, personally appeared David J. Jett, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it.

                         CLOVETTE W. COULTER
                         Notary Signature